                                                                  Exhibit 10.72


                             INDICATION OF INTEREST


         THIS INDICATION OF INTEREST (this "INDICATION") is made as of October 20, 1999 between The Immune Response Corporation, a Delaware corporation (the "COMPANY"), and the counter signatories hereto on the date of this Indication (each such signatory is an "OFFEREE" and all such signatories are, collectively, the "OFFEREES").

         WHEREAS, subject to the terms and conditions set forth in this Indication, the Company desires to offer, from time to time, to the Offerees and the Offerees would have an interest in receiving one or more offers from the Company to purchase from the Company shares of the Company's common stock, par value $.0025 per share (the "COMMON STOCK").

         IN CONSIDERATION of the mutual covenants contained in this Indication and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Offerees agree as follows:

1. DEFINITIONS. Unless otherwise defined herein, the following terms shall have the meanings set forth in this Section 1.

(a) "AVERAGE PRICE" shall mean the daily volume weighted average price of the Common Stock on the NASDAQ or a Subsequent Market as reported by Bloomberg Financial Services, Inc. (or any successor to its function of reporting stock prices) using the AQR function.

(b) "MATERIAL ADVERSE EFFECT" shall mean any adverse affect on the business, results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

(c) "NASDAQ" shall mean the Nasdaq National Market.

(d) "REGISTRATION STATEMENT" shall mean the Company's registration statement (registration no. 333-83195) on Form S-3, as filed with the Securities and Exchange Commission (the "Commission") on July 19, 1999, as amended on August 20, 1999 (and all exhibits thereto) and as may be further amended or supplemented from time to time to reflect the offer of the Shares to the Offerees pursuant to the terms hereunder and to reflect other changes required to be included therein by applicable securities laws.

(e) "SETTLEMENT DATE" shall mean the twentieth Trading Day immediately following a Closing Date (as defined in Section 2(b)).

(f) "SETTLEMENT DATE PRICE" shall mean the product of (i) .94 and (ii) the average of the Average Prices for the twenty Trading Days during the period between a Closing Date and the applicable Settlement Date, PROVIDED, that the number of Trading Days used in the calculation of such average price shall not include any Trading Days in which the Average Price is less than $4.00


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and a pro rata of the Trading Days in which the average price is less than $4 out of the twenty Trading Days will be deducted from the aggregate Purchase
Price.

(g) "SHARES" shall mean, collectively, the shares of Common Stock which may be offered from time to time pursuant to the terms hereof.

(h) "SUBSEQUENT MARKET" shall mean either the New York Stock Exchange, the American Stock Exchange or the Nasdaq SmallCap Market.

(i) "TRADING DAY" means (a) a day on which the Common Stock is traded on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock s not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

2.                PRICING AND ADJUSTMENT.

(a) Subject to the terms and conditions set forth herein, for a period of twelve
(12) months from the date hereof, the Offerees, severally and not jointly, would be interested in receiving one or more offers by the Company to acquire Shares for an aggregate purchase price of up to Thirty Million Dollars ($30,000,000) at a per Share purchase price equal to the Average Price on the applicable offer date (the "PURCHASE PRICE").

(b) During the twelve (12) months from the date hereof, the Company may offer to the Offerees from time to time Shares (the "OFFER(S)") by delivering to the Offerees a written offer indicating the aggregate Purchase Price for Shares offered pursuant to such Offer ("OFFER NOTICE"), PROVIDED, that, the Company may not deliver more than one (1) Offer Notice during any thirty (30) day period. The closing of each accepted Offer shall take place two (2) Trading Days following the indication in writing of an Offeree of its acceptance to purchase its pro-rata portion of the Shares subject to an Offer (the "CLOSING DATE").

(c) If the Average Price on the Trading Day immediately preceding the receipt by the Offerees of the respective Offer Notice shall (i) be less than $5.50, then the aggregate Purchase Price of the applicable Offer shall be Three Million Dollars ($3,000,000), (ii) be between $5.50 and $6.00, then the aggregate Purchase Price of the applicable Offer shall be Three Million Five Hundred Thousand Dollars ($3,500,000) and (iii) exceed $6.00, then the aggregate Purchase Price of the applicable Offer shall be Four Million Dollars ($4,000,000).

(d) The closing of each accepted Offer shall take place on the applicable Closing Date at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, CA 94104. At each Closing Date, the Company will deliver stock certificates registered in the name of each


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Offeree representing the Shares to be sold to such Offeree and each Offeree shall deliver the Purchase Price for the Shares being purchased by it in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose. An Offeree shall have the option to require the Company to deliver the Shares purchased by it to The Depositary Trust Company on such Offeree's behalf.

(e) If on any Settlement Date, (i) the Purchase Price shall exceed the Settlement Date Price, then the Company shall issue to each Offeree, on a pro rata basis, a number of Shares equal to the quotient obtained by dividing (A) the number of Shares purchased at the Closing Date multiplied by the difference between the Purchase Price and the Settlement Date Price by (B) the Average Price on the Settlement Date and (ii) the Settlement Price shall exceed the Purchase Price, then each Offeree shall pay to the Company a sum equal to the product of (A) the number of Shares acquired by such Offeree at the applicable Offer and (B) the difference between the Purchase Price and the Settlement Date Price.

(f) On a Settlement Date, each Offeree shall have the right, on a pro rata basis, to increase the amount of the applicable Offer by an aggregate of up to $2,500,000 (the "ADDITIONAL AMOUNT"). In such event, the number of Shares subject to the applicable Offer Notice shall be increased by a number equal to the quotient obtained by dividing the Additional Amount by the Settlement Date Price.

(g) All stock prices referred to herein are subject to equitable adjustment for stock splits, recapitalizations and similar events.

3. FILING OF SUPPLEMENTS TO THE REGISTRATION STATEMENT. It shall be a condition to the Offerees' acceptance of any Offer that, on or prior to each Closing Date, the Company shall file with the Commission a supplement to the Registration Statement or prospectus thereto in order to evidence the offer of the Shares to the Offerees pursuant to the terms hereto. On each Settlement Date, the Company shall file with the Commission a supplement to the Registration Statement or prospectus thereto in order to evidence the offer, if any, of additional Shares to the Offerees pursuant to Sections 2(e) and (f) hereunder.

4. CONDITIONS PRECEDENT. The Company understands that the Offerees will not accept any Offer to purchase Shares pursuant to an Offer Notice unless each of the following conditions is satisfied or waived by the appropriate Offeree:

(a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct as of the applicable Closing Date as if first made on such date;

(b) REGISTRATION STATEMENT. The Registration Statement shall have remained effective under the Securities Act of 1933, as amended (the "Securities Act") at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the applicable Closing Date;


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(c) ADVERSE CHANGES . Since the date hereof, no event or series of events which reasonably would have or result in a Material Adverse Effect shall have occurred;

(d) NO SUSPENSIONS OF TRADING IN COMMON STOCK . Trading in the Common Stock shall not have been suspended by the Commission, the NASDAQ or a Subsequent Market at any time since the date hereof;

(e) LISTING OF COMMON STOCK . The Common Stock shall have been at all times since the date hereof listed for trading on the NASDAQ or a Subsequent Market;

(f) SHAREHOLDER APPROVAL . No approval of the shareholders of the Company shall be required under the rules of the Nasdaq Stock Market or a Subsequent Market on which the Common Stock is then traded or listed for trading in order to issue all of the Shares hereunder.

5. FEES. Concurrently with the execution of this Indication, the Company shall reimburse the Offerees $25,000 of their out of pocket expenses incurred in connection with the negotiation and preparation of this Indication. Other than the amount contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Indication.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. the Company represents, warrants and covenants to each Offeree as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify could not, individually or in the aggregate, have a Material Adverse Effect;

(b) The Company is current in all of its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has timely made all filings required thereunder. The financial statements of the Company included in the Registration Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(c) The Company has furnished each Offeree with copies of the Registration Statement. At the time of their respective filing and on the date hereof, the Registration Statement did and do


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not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

(d) The Shares have been duly reserved for issuance for the Offerees, are duly authorized and validly issued and when issued and delivered against payment therefor, will be fully paid and nonassessable;

(e) The execution, delivery and performance of this Indication by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, loan, credit facility, indenture or instrument (with respect to such indentures and instruments, evidencing a Company debt or otherwise) to which the Company or any subsidiary thereof is a party or by which any property or asset of the Company or any subsidiary thereof is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and
(iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(f) Except as disclosed herein, no authorization, approval, filing with or consent of any governmental body is required for the issuance and sale of the Shares;

(g) Since September 30, 1999, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and there has not been any change in its capitalization or any Material Adverse Effect, except as set forth on Schedule A hereto; and

(h) The Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights necessary for its business as now conducted and as proposed to be conducted as described in the Registration Statements without any conflict with or infringement of the rights of others.

7. CERTAIN TRADING RESTRICTIONS. Each Offeree warrants and represents for itself and for no other Offeree that it has no established short position in the Common Stock on the date of this Indication and has not had any short position in the securities of the Company at any time during the twelve months prior to the date of this Indication. From and after first Closing Date and during the period in which Company is permitted to offer Shares to the Offerees pursuant to the terms hereof, each Offeree agrees for itself that it will not enter into any Short Sales (as hereinafter defined). For purposes of this Section, a "Short Sale" by an Offeree shall mean a sale of Common Stock by an Offeree that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in the Common Stock held by such Offeree. For purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by an Offeree on any date of computation, shares of Common Stock actually held by the Offeree and Shares of


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Common Stock that are issuable by operation of Section 2 hereof shall be considered held long by such Offeree; however, shares of Common Stock that are issuable pursuant to convertible or exchangeable share of preferred stock or debt of the Company shall not be considered held long.

8. PUBLICITY. Neither the Company nor any Offeree shall issue any press release or make any other public announcement relating to this Indication which has not been mutually agreed to by the Company and each Offeree.

9. GOVERNING LAW. This Indication shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Indication and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

10. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or facsimile, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                  if to the Company:

                  The Immune Response Corporation
                  5935 Darwin Court
                  Carlsbad, CA 92008
                  Attn:    Howard Sampson
                           Vice President, Finance, Chief
                           Financial Officer, Treasurer
                           And Secretary
                  Telephone:        (760) 431-7080
                  Facsimile:        (760) 431-9420

                  if to a Offeree: to the address indicated under such Offeree's name on the signature pages hereto

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if sent by facsimile.


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11. ENTIRE UNDERSTANDING. This Indication constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written relating thereto.

12. COUNTERPARTS. This Indication may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, this Indication of Interest was duly executed on the date first written above.

                       THE IMMUNE RESPONSE CORPORATION



                       By:      /s/  Howard Sampson
                            ------------------------------------------
                            Name:    Howard Sampson
                            Title:   Vice President, Finance, Chief Financial
                                     Officer, Treasurer and Secretary

         [REMAINDER OF PAGE LEFT BLANK
                      SIGNATURE PAGES FOR OFFEREES FOLLOWS]



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                       STRONG RIVER INVESTMENTS, INC.


                       By:    /s/  Keith L. Hernandez
                          --------------------------------------------
                          Name:  Keith L. Hernandez
                          Title: Attorney-In-Fact


                       Address for Notice:

                       Strong River Investments, Inc.
                       c/o Cavallo Capital Corp.
                       505 Park Avenue
                       New York, NY 10022
                       Facsimile No.: (212) 651-9010
                       Attn: Avi Vigder

     With copies to:   Robinson Silverman Pearce Aronsohn &
                              Berman LLP
                       1290 Avenue of the Americas
                       New York, NY  10104
                       Facsimile No.:  (212) 541-4630 and (212) 541-1432
                       Attn: Kenneth L. Henderson, Esq.
                             Eric L. Cohen. Esq.

         [REMAINDER OF PAGE LEFT BLANK
                 SIGNATURE PAGE FOR ADDITIONAL OFFEREE FOLLOWS]



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                                   SCHEDULE A


                               DISCLOSURE SCHEDULE


         As part of a Securities Purchase Agreement, dated April 24, 1998 between the Company and Themis Partners, L.P., Heracles Fund, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. and any successors thereto, (the "Buyers") (the "Agreement") the Company has an obligation to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to cover the conversion of the Series F Convertible Preferred Stock issued under the Agreement into shares of Common Stock. The Company has not yet registered approximately 850,000 shares of Common Stock needed to remain in compliance with that obligation. The Company is currently in discussions with the Buyers regarding the registration of such additional shares and of the possibility of obtaining a waiver to such obligation.





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